UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest events reported)   February 21, 2002
                                                            ------------------
                                                            (February 19, 2002)
                                                            ------------------



                               PNM RESOURCES, INC.
                               -------------------
                    (Formerly known as Manzano Corporation)
             (Exact name of registrant as specified in its charter)


           New Mexico                Commission                  85-0468296
----------------------------    File Number 333-32170    -----------------------
(State or Other Jurisdiction                ---------        (I.R.S. Employer
      of Incorporation)                                  Identification) Number)



             Alvarado Square, Albuquerque, New Mexico    87158
             ----------------------------------------    -----
             (Address of principal executive offices)  (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Events

The following is a press release issued by the Company on February 19, 2002 and is being filed herewith under Item 5. Other Events.

                          PNM Resources Raises Dividend

Albuquerque, N.M., February 19, 2002 -- The Board of Directors of PNM Resources (NYSE:PNM) today approved a 10 percent increase in the PNM Resources common stock dividend. The increase raises the quarterly dividend to 22 cents per share, for an indicated annual dividend of 88 cents per share. The new quarterly dividend will be paid May 17, 2002, to shareholders of record as of May 2, 2002.

"Raising our dividend reinforces our continuing commitment to offering investors an attractive return while appropriately managing risk," said PNM Resources Chairman, President and Chief Executive Officer Jeff Sterba. "This increase in our common stock dividend reflects PNM's strong financial performance and demonstrates our confidence in the company's future. Over the last year, significant uncertainties affecting dividend policy have been removed, such as the delay in retail electric competition in New Mexico until 2007."

The increase is the first since PNM Resources was activated as the parent company of Public Service Company of New Mexico at the end of 2001. The Board approved a policy for future dividend increases in the range of 8 to 10 percent annually, targeting a payout of between 50-60 percent of regulated earnings.

"Last year's record earnings from wholesale activities substantially enhanced our cash position and boosted retained earnings. We believe the ongoing cash flow from operations will allow us to fund the planned increase in PNM's generating capacity, invest to support continued expansion of our electric and gas distribution system, and sustain the common stock dividend at this higher level.

"Our financial strategy aims to preserve the investment grade credit rating of our core utility business as we expand PNM's generation portfolio," Sterba continued. "We have two new plants coming on line in 2002, adding 215 megawatts to our existing 1,653 MW capacity. About three quarters of our generation is now committed under long-term sales contracts, and we plan to continue to add capacity as market conditions justify the investment."

PNM Resources is an energy holding company based in Albuquerque, New Mexico. Its principal subsidiary is PNM, Public Service Company of New Mexico, which provides electric power and natural gas utility services to more than 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

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

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. A number of factors, including weather, fuel costs, changes in supply and demand in the market for electric power, the performance of generating units and transmission system and uncertainties relating to litigation with Western Resources and related costs, and state and federal regulatory and legislative decisions and actions, including the wholesale electric power pricing mitigation plan ordered by the Federal Energy Regulatory Commission (FERC) on June 18, 2001, rulings issued by the New Mexico Public Regulation Commission (NMPRC) pursuant to the Electric Utility Industry Restructuring Act of 1999, as amended, and in other cases now pending or which may be brought before the FERC or NMPRC could cause future events to differ from what is described in this release. For a detailed discussion of the important factors affecting PNM Resources, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the PNM Form 10-K for the year ended December 31, 2000, Form 10-Q for the quarter ended September 30, 2001 and PNM Resources and PNM Form 8-K filings with the Securities and Exchange Commission.


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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               PNM RESOURCES, INC.
                                   ---------------------------------------------
                                                   (Registrant)


Date:  February 21, 2002                          /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)

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